EXHIBIT 99.1
FOR RELEASE ON October 26, 2005 at 7:30 a.m. E.S.T.
CONTACT:	Dan Behrendt Chief Financial Officer TASER International, Inc. (480) 905-2000
NEWS RELEASE
TASER International, Inc. Reports $11.7 million of Revenue for 3rd Quarter 2005
SCOTTSDALE, Ariz., October 26, 2005 — TASER International, Inc. (Nasdaq: TASR) a market leader in advanced electronic control devices reported today that revenues for the third quarter of 2005 were $11.7 million, with income from operations of $0.5 million, and net income of $0.3 million. Compared to the third quarter of 2004, sales decreased by $7.3 million and net income decreased by $5.9 million. However, gross margins in the third quarter of 2005 increased by 4.3 percentage points over the second quarter of 2005 due to improved operating efficiencies and changes in product mix. The Company also enjoyed lower selling, general and administrative expenses in the third quarter, with expenses $0.4 million lower than the second quarter of 2005. The combination of higher gross margins and lower selling, general and administrative expenses allowed the Company to remain profitable despite lower sales levels.
Significant events in the third quarter of 2005 include:
1.	The Company had two wrongful death suits dismissed during the quarter. The Company received a summary judgment in the Torres, et al. v. City of Madera, et al. case. The Company also had a favorable outcome in the Madrigal, et al. v. Taser International, et al. case, with the case dismissed with prejudice.

2.	The Company filed a lawsuit against the parent company of USA Today and the Arizona Republic for libel, false light invasion of privacy, injurious falsehood and tortious interference with business relations.

3.	The Major City Chiefs Association, Major County Sheriffs’ Association, and the FBI National Institute Associates Passed a Resolution Supporting Use of Electronic Control Devices.

4.	The Canadian Police Research Centre Issued Guidance on Use of Conducted Energy Devices. The report found that when used properly, TASER devices save lives and reduce injuries. In addition, the Georgia Association of Chiefs of Police Issued Recommendations on Use of Electronic Control Weapons that generally support their use.

5.	TASER International Demonstrated the TASER Cam™ audio-video recording system for TASER ™ X26 at the 112th Annual International Association of Chiefs of Police (IACP) Conference in Miami. The TASER Cam (VDPM™) leverages the modular design of the TASER X26 adding yet another layer of accountability to the TASER system.
“We are pleased that, despite a challenging environment, we continued to remain profitable with positive cash flow from operations for the third quarter,” said Rick Smith, Chief Executive Officer of TASER International, Inc. “In the third quarter, we have remained focused on key operating priorities such as improving efficiencies and continuing new product development. I am pleased to report we increased operating cash flow over the prior quarter, and we remain optimistic about the future of our revolutionary, life-saving technology. We are particularly excited about the upcoming production launch of the TASER Cam system, which will provide not only a significant incremental revenue opportunity in 2006, but offer our customers enhanced accountability. We believe the powerful new capability to provide audio-video documentation of each use will provide a powerful defense for police agencies against unfounded allegations of excessive use of force, as well as provide an additional tool to both deter potential misuse and provide valuable training information,” concluded Smith.
The Company will be hosting its third quarter earnings conference call on Wednesday, October 26, 2005 at 10:00 a.m. ET. The conference call is available via web cast and can be accessed on the “Investor Relations” page at www.TASER.com. To access the teleconference, please dial: 866-271-5140 or 617-213-8893 for international callers. The passcode is 81121552 for both numbers.

About TASER International, Inc.
TASER International, Inc. provides advanced non-lethal devices for use in the law enforcement, military, private security and personal defense markets. TASER devices use proprietary technology to safely incapacitate dangerous, combative, or high-risk subjects who pose a risk to law enforcement officers, innocent citizens or themselves. TASER technology saves lives every day, and the use of TASER devices dramatically reduces injury rates for police officers, and suspects. For more information on TASER life-saving technology, please call TASER International at (480) 444-4000 or visit our website at www.TASER.com.
Note to Investors
This press release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by those sections. The forward-looking information is based upon current information and expectations regarding TASER International. These estimates and statements speak only as of the date on which they are made, are not guarantees of future performance, and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results could materially differ from what is expressed, implied, or forecasted in such forward-looking statements.
TASER International assumes no obligation to update the information contained in this press release. TASER International’s future results may be impacted by risks associated with rapid technological change, new product introductions, new technological developments and implementations, execution issues associated with new technology, ramping manufacturing production to meet demand, litigation resulting from alleged product related injuries, media publicity concerning allegations of deaths occurring after use of the TASER device and the negative impact this could have on sales, product quality, implementation of manufacturing automation, potential fluctuations in quarterly operating results, competition, financial and budgetary constraints of prospects and customers, international order delays, dependence upon sole and limited source suppliers, fluctuations in component pricing, government regulations, dependence upon key employees, and its ability to retain employees. TASER International’s future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company’s Form 10-Qs and its Annual Report on Form 10-KSB/A.
TASER International, Inc.
Statements of Income
(Unaudited)

	For the Three Months Ended
	September 30, 2005	September 30, 2004

Net Sales	$11,675,611	$18,947,548

Cost of Products Sold:
Direct manufacturing expense	2,932,791	4,472,606
Indirect manufacturing expense	823,363	1,295,706

Total Cost of Products Sold	3,756,154	5,768,312

Gross Margin	7,919,457	13,179,236
Sales, general and administrative expenses	7,041,837	3,062,422
Research and development expenses	404,789	105,239

Income from Operations	472,831	10,011,575
Interest income	306,761	88,463
Interest expense	—	—
Other income (expense), net	—	1,000

Income before income taxes	779,592	10,101,038
Provision for income tax	508,647	3,975,000

Net Income	$270,945	$6,126,038

Income per common and common equivalent shares
Basic	$—	$0.11
Diluted	$—	$0.09

Weighted average number of common and common equivalent shares outstanding
Basic	61,385,863	57,954,454
Diluted	63,694,740	64,541,234

TASER International, Inc.
Statements of Income
(Unaudited)

	For the Nine Months Ended
	September 30, 2005	September 30, 2004

Net Sales	$35,086,431	$48,406,109

Cost of Products Sold:
Direct manufacturing expense	9,568,667	11,750,800
Indirect manufacturing expense	3,531,611	3,969,103

Total Cost of Products Sold	13,100,278	15,719,903

Gross Margin	21,986,153	32,686,206
Sales, general and administrative expenses	19,752,534	8,993,022
Research and development expenses	1,103,593	623,472

Income from Operations	1,130,026	23,069,712
Interest income	853,473	184,307
Interest expense	(103)	—
Other income (expense), net	(59,735)	4,480

Income before income taxes	1,923,661	23,258,499
Provision for income tax	975,647	9,091,000

Net Income	$948,014	$14,167,499

Income per common and common equivalent shares
Basic	$0.02	$0.25
Diluted	$0.01	$0.23

Weighted average number of common and common equivalent shares outstanding
Basic	61,266,387	56,309,278
Diluted	63,951,621	62,912,386

TASER International, Inc.
Balance Sheets
(Unaudited)

	September 30, 2005	December 31, 2004
Assets
Current Assets
Cash and cash equivalents	$17,133,705	$14,757,159
Short-term investments	—	17,201,477
Accounts receivable, net	7,305,378	8,460,112
Inventory	9,215,133	6,840,051
Prepaids and other assets	1,471,285	1,639,734
Income tax receivable	42,376	52,973
Current deferred income tax asset	5,539,350	11,083,422

Total Current Assets	40,707,227	60,034,928
Long-term investments	25,555,785	18,071,815
Property and Equipment, net	21,000,653	14,756,512
Deferred income tax asset	21,144,068	15,310,207
Intangible assets, net	1,340,772	1,279,116

Total Assets	$109,748,505	$109,452,578

Liabilities and Stockholders’ Equity

Current Liabilities
Current portion of capital lease obligations	$—	$4,642
Accounts payable and accrued liabilities	6,187,843	8,827,132
Customer deposits	218,518	102,165

Total Current Liabilities	6,406,361	8,933,939
Deferred Revenue	730,773	607,856

Total Liabilities	7,137,134	9,541,795

Stockholders’ Equity
Common Stock	614	609
Additional Paid-in Capital	77,603,379	75,850,810
Retained Earnings	25,007,378	24,059,364

Total Stockholders’ Equity	102,611,371	99,910,783

Total Liabilities and Stockholders’ Equity	$109,748,505	$109,452,578

Other Selected Data:
TASER International, Inc.
Selected Cash Flows Information
(Unaudited)

	For the Nine Months Ended
	September 30, 2005	September 30, 2004
Net income	$948,014	$14,167,499
Depreciation and amortization	1,185,374	335,626
Net cash (used) provided by operating activities	(339,109)	22,274,147
Net cash provided (used) by investing activities	2,245,668	(18,903,408)
Net cash provided by financing activities	469,987	9,483,002
Cash and Cash Equivalents, end of period	17,133,705	28,732,067
For further information contact Marcy Rigoni, Manager of Investor Relations at Marcy@TASER.com or call 800-978-2737 ext. 2011, or Dan Behrendt, Chief Financial Officer of TASER International, Inc., +1-480-905-2002. Visit the company’s web-site at www.TASER.com for facts and video.
Nasdaq: TASR  |  Legal Info  |  Privacy Statement  |  Feedback?
Copyright © 2004 TASER International, Inc. All rights reserved
Main: 800.978.2737     Direct: 480.905.2000     Fax: 480.991.0791